Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333‑208667) on Form S‑8 of our report dated June 20, 2023, with respect to the financial statements of the General Dynamics Corporation 401(k) Plan 4.0.

/s/ KPMG LLP
McLean, Virginia
June 20, 2023